UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0830300
(State of Incorporation)	(I.R.S. Employer Identification No.)

10110 Sorrento Valley Road, Suite C, San Diego, California	92121
(Address of principal executive offices)	(ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable):

333-138555

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Information Required in Registration Statement.

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the “Description of Capital Stock” section of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 9, 2006, as amended on December 15, 2006, January 5, 2007 and January 22, 2007, or as subsequently amended (Registration No. 333-138555) (the “Registration Statement”).

Item 2. Exhibits.

Since no other securities of the Registrant  other than the Registrant’s common stock are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 1, 2007	Optimer Pharmaceuticals, Inc.

	By:	/s/ Michael N. Chang
Michael N. Chang
President and Chief Executive Officer